Exhibit 10.2

W. P. CAREY INC.

2009 NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN

The purposes of the 2009 Non-Employee Directors’ Incentive Plan (the “Plan”) are to promote the long-term success of W. P. Carey Inc., a Maryland corporation (the “Company”) by creating a long-term mutuality of interests between the Non-Employee Directors and shareholders of the Company, to provide an additional inducement for such Directors to remain associated with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

This Plan is a continuation, and amendment and restatement, of the W. P. Carey & Co. LLC 2009 Non-Employee Directors’ Incentive Plan, which was sponsored by the Company’s predecessor entity W. P. Carey & Co. LLC, a Delaware limited liability company (“W. P. Carey”). The Plan was assumed by the Company on September 28, 2012, upon the consummation of the merger of W. P. Carey with and into the Company (the “Merger”), with the Company continuing as the surviving corporation, pursuant to an Agreement and Plan of Merger, dated as of February 17, 2012. As a result of the Merger, the securities issuable pursuant to the provisions of the Plan as assumed by the Company shall now be shares of common stock of the Company.

SECTION 1

ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (the “Board”), which may delegate some or all of its duties to a committee of the Board (the administrator is referred to herein as the “Committee”). The Committee shall initially be the Compensation Committee of the Board.

The Committee shall keep records of actions taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. The Committee may also take action by approval in writing of all members of the Committee.

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, as to options (“Share Options”) to purchase shares of common stock of the Company, $0.001 par value per share (“Shares”), as to Shares subject to restrictions as to transferability or other rights of ownership (“Restricted Shares”) and as to rights to receive Shares or cash (“Restricted Share Units”) granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

Notwithstanding the above, the selection of the Directors to whom Share Options, Restricted Shares or Restricted Share Units (collectively, “Awards” or individually an “Award”)

are to be granted, the timing of such grants, the number of Shares subject to any Share Option, the exercise price of any Share Option, the periods during which any Share Option may be exercised and the amount and term of any Share Option, Restricted Share or Restricted Share Unit grant shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

SECTION 2

SHARES AVAILABLE UNDER THE PLAN

The aggregate net number of Shares which may either be issued pursuant to or be subject to outstanding Share Options or granted as Restricted Shares or Restricted Share Units under the Plan is limited to 325,000 Shares of the Company, subject to adjustment and substitution as set forth in Section 7. If any Share Option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or any Restricted Shares or Restricted Share Units are forfeited the number of Shares subject thereto shall again be available for purposes of the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying Shares to which the Award related. Notwithstanding the foregoing, Shares previously owned or acquired by an awardee that are delivered to the Company, or withheld from an Award, to pay the exercise price of an Award shall not become available for purposes of the Plan.

SECTION 3

GRANT OF SHARE OPTIONS, RESTRICTED SHARES

OR RESTRICTED SHARE UNITS

On each July 1 (or if such day is not a business day, the next succeeding day) within the duration of the Plan, each person who is then a member of the Board and who is not then an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) shall be granted an Award of Restricted Share Units with a total value of $80,000, with the number of Restricted Share Units equal to $80,000 divided by the Fair Market Value of a Share, determined as provided in Section 4(H), on the date of grant. Each Non-Employee Director also received a grant of Restricted Share Units with a total value of $37,500, based upon the foregoing calculation, on October 1, 2008 (the “Interim Grant”), which is contingent upon shareholder approval of the Plan. In the discretion of the Committee, instead of an Award consisting solely of Restricted Share Units, the composition of the Award may be in the form of Share Options, Restricted Shares or Restricted Share Units, or any combination thereof. If the number of Shares then remaining available for the grant under the Plan is not sufficient for each Non-Employee Director to be granted an award with a total value of $80,000, then each Non-Employee Director shall be granted an Award with a value equal to the number of Shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share.

SECTION 4

TERMS AND CONDITIONS OF SHARE OPTIONS

Share Options granted under the Plan shall be subject to the following terms and conditions:

(A)                          Option Price. The purchase price at which each Share Option may be exercised (the “Option Price”) shall be one hundred percent (100%) of the Fair Market Value per share of the Shares covered by the Share Option on the date of grant, determined as provided in Section 4(H).

(B)                           Method of Exercise. Share Options may be exercised in whole or in part, by giving written, electronic or telephonic notice of exercise to the Company or its agent, in a method acceptable to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i)                                  In cash (by certified, bank check, money order or other instrument acceptable to the Committee);

(ii)                              In the form of delivered Shares that are not then subject to restrictions, or Shares withheld from the exercise of the Option, in either case if permitted by the Committee in its discretion. Such surrendered or withheld shares shall be valued at Fair Market Value on the exercise date; or

(iii)                          Any combination of cash and such Shares, if the use of Shares is permitted by the Committee in its discretion, in the amount of the full purchase price for the number of Shares as to which the Option is exercised; provided, however, that any portion of the Option Price representing a fraction of a share shall be paid by the Optionee in cash.

(iv)                          By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing Shares to be purchased pursuant to the exercise of the Share Option or electronic or book-entry recordation thereof will be contingent upon receipt from the optionee by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Share Option or applicable provisions of laws. If the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no Shares will be issued until the Company has received full payment in cash

(including check, bank draft or money order) for the option price, whether from the optionee, or from a broker or other agent.

(C)                           Cashless Exercise. If expressly provided at the time of grant, participants who hold Share Options shall have the right, in lieu of exercising the Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of the Fair Market Value of a Share on the date such right is exercised over the Option Price of the Option, multiplied by the number of Shares with respect to which such right is exercised.

(D)                          Vesting. Except as otherwise provided by the Committee, Share Options granted hereunder shall be exercisable immediately upon the date of grant. No Share Option shall be exercisable after the expiration of ten years from the date of grant. A Share Option, to the extent exercisable, may be exercised in whole or in part.

(E)                            Transferability. If and to the extent required for Share Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”), (i) no Share Option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death and (ii) all Share Options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee’s guardian or legal representative.

(F)                             Separation from Service. If a grantee ceases to be a Director of the Company for any reason, any outstanding Share Options of the grantee (whether or not then held by the grantee) shall be exercisable and shall terminate according to the following provisions:

(i)                                  If a grantee ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any then outstanding Share Option of such grantee (whether or not exercisable immediately prior to the grantee ceasing to be a Director) shall be exercisable at any time prior to the expiration date of such Share Option or within one year after the date the grantee ceases to be a Director, whichever is the shorter period;

(ii)                              If during his term of office as a Director, a grantee resigns from the Board or is removed from office for cause, any outstanding Share Option of the grantee which is not exercisable immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding Share Option of the grantee which is exercisable immediately prior to resignation or removal shall be exercisable at any time prior to the expiration date of such Share Option or within 90 days after the date of resignation or removal, whichever is the shorter period;

(iii)                          Following the death of a grantee during service as a Director of the Company, any Share Option of the grantee outstanding at the time of death (whether or not exercisable immediately prior to death of the grantee) shall be exercisable by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the Share Option or shall die intestate, by the legal representative of the grantee

(or, if then permitted under the Plan and the applicable Share Option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such Share Option or within one year after the date of death of the grantee, whichever is the shorter period;

(iv)                          Following the death of a grantee after ceasing to be a Director and during a period when a Share Option remains outstanding, any Share Option of the grantee outstanding and exercisable at the time of death shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative (or, if then permitted under the Plan, by such inter vivos transferee) at any time prior to the expiration date of such Share Option or within one year after the date of death of the grantee, whichever is the shorter period.

(G)                          Agreement. All Share Options shall be confirmed or evidenced by an agreement or notice thereof, or an amendment thereto, which shall be executed on behalf of the Company and, if required by the Company, by the grantee.

(H)                          Fair Market Value. Fair Market Value of the Shares means the last reported sale price at which a Share is traded on such date or, if no Shares are traded on such date, the most recent date on which Shares were traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange which is the principal trading market for the Shares.

(I)                                Registration and Listing. The obligation of the Company to issue Shares under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such Shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the Shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any Share Option granted under the Plan may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(G), or an amendment thereto.

SECTION 5

RESTRICTED SHARE AWARDS

(A)                          Nature of Restricted Share Award. A Restricted Share Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing service and/or such other criteria as the Committee may determine in its discretion.

(B)                           Acceptance of Award. A participant who is granted a Restricted Share Award which requires the making of a payment to the Company shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Shares, covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Shares in such form as the Committee shall determine. Restricted Share Awards will otherwise be evidenced by notice thereof.

(C)                           Rights as a Shareholder. Upon complying with Section 5(B), a participant shall have all the rights of a shareholder with respect to the Restricted Shares including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 5 and subject to such other conditions contained in the written instrument evidencing the Restricted Share Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Shares shall remain in the possession of the Company until such shares are vested as provided in Section 5(E) below.

(D)                          Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the restrictions thereon lapse pursuant to the provisions of Section 5(E).

(E)                            Vesting of Restricted Shares. The Restricted Shares issued under this Plan shall vest over the period determined by the Committee in its discretion. Subsequent to such date or dates of vesting, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested”.

(F)                             Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Share Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Shares, in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

SECTION 6

RESTRICTED SHARE UNIT AWARDS

(A)                          Nature of Restricted Share Unit Award. A Restricted Share Unit represents a right to receive Shares or cash at a specified time.

(B)                           Acceptance of Award. A participant who is granted a Restricted Share Unit which requires the making of a payment to the Company shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Shares, covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Share Unit in such form as the Committee shall determine. Restricted Share Units will otherwise be evidenced by notice thereof.

(C)                           Rights as a Shareholder. Holders of Restricted Share Units shall not have the rights of shareholders until Shares are issued in satisfaction thereof, but may have dividend equivalent rights, as determined by the Committee. The Interim Grant shall, contingent upon shareholder approval of the Plan, include dividend equivalent rights from the date of grant as determined by the Committee.

(D)                          Restrictions. Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of.

(E)                            Vesting and Payment of Restricted Share Units. The Restricted Share Units issued under this Plan shall be immediately vested upon the date of grant, unless otherwise determined by the Committee in its discretion. Payment for the Restricted Share Units shall be made within 30 days following the Non-Employee Directors’ separation from service, within the meaning of Section 409A of the Code.

(F)                             Waiver, Deferral and Reinvestment of Dividend Equivalents. The written instrument evidencing the Restricted Share Units may require or permit the immediate payment, waiver, deferral or investment of dividend equivalents paid on the Restricted Share Units, in a manner consistent with Section 409A of the Code.

SECTION 7

ADJUSTMENT AND SUBSTITUTION OF SHARES

If a dividend or other distribution shall be declared upon the Shares payable in Shares, the number of Shares then subject to any outstanding Share Options or Restricted Share Units, the number of Shares to be subject to any Award thereafter granted and the number of Shares which may be issued under the Plan but are not then subject to outstanding Awards shall be adjusted by adding thereto the number of Shares which would have been distributable thereon if such Shares had been outstanding on the date fixed for determining the shareholders entitled to receive such dividend or distribution.

If the outstanding Shares shall be changed into or exchangeable for a different number or kind of Shares or other securities of the Company or another Company, whether through reorganization, reclassification, recapitalization, stock split-up, combination of Shares, merger or consolidation, then there shall be substituted for each share of the Shares subject to any then outstanding Share Option or Restricted Share Unit, for each Share which would otherwise be subject to any Award thereafter granted, for each share of the Shares which may be issued under the Plan but which is not then subject to any outstanding Share Option or Restricted Share Unit and for each Restricted Share, the number and kind of Shares or other securities into which each outstanding Share shall be so changed or for which each such share shall be exchangeable.

In case of any adjustment or substitution as provided for in this Section 7, the aggregate Option Price for all Shares subject to each then outstanding Share Option prior to such adjustment or substitution shall be the aggregate Option Price for all Shares of stock or other securities (including any fraction) to which such Shares shall have been adjusted or which shall have been substituted for such Shares. Any new Option Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

No adjustment or substitution provided for in this Section 7 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

SECTION 8

ADDITIONAL RIGHTS IN CERTAIN EVENTS

(A)                          Definitions.

For purposes of this Section 8, the term “Change of Control” shall mean the occurrence of any one of the following events:

(i)                                  any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its Subsidiaries, and any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Eligible Directors (“Voting Securities”) or (B) the then outstanding Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); provided, however, that a “Change of Control” shall not be deemed to have occurred for purposes of this Section 13(d)(i) if, prior to reaching or exceeding such beneficial ownership limit, the Board approves the purchase, issuance, transfer, gift, assignment, or other similar transaction pursuant to which such person reaches or exceeds such beneficial ownership limit; provided, further, that if any such person shall thereafter become the beneficial owner of any additional Voting Securities or Shares (other than pursuant to a Share split, Share dividend, or similar transaction), then, absent additional Board approval, a “Change of Control” shall be deemed to have occurred for purposes of this Section 8(A)(i).  For the avoidance of doubt, in no way shall the approval by the Board of an acquisition of Voting Securities or Shares subject to this Section 8(A)(i) be deemed to limit, in any way, the provisions contained in Section 8(A)(iii); or

(ii)                              persons (as defined in the previous subsection) who, as of the Effective Date, constitute the Company’s Board of Eligible Directors (the “Incumbent Eligible Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Eligible Director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Eligible Directors shall, for purposes of this Plan, be considered an Incumbent Eligible Director; or

(iii)                          the consummation of (A) any consolidation or merger of the Company or any Subsidiary (other than a consolidation or merger of the Company or any Subsidiary, on the one hand, and an affiliate of, or entity managed or advised by, the Company or any Subsidiary, on the other hand) where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of the board of directors of the surviving entity in such consolidation or merger (or of its ultimate parent entity, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company other than to an entity with respect to which, following such sale or disposition, the stockholders of the Company immediately prior to the sale own more than fifty percent (50%) of, respectively, the outstanding shares of stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of the board of directors of such entity, or (C) any plan or proposal for the liquidation or dissolution of the Company;

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 25% or more of the Shares then outstanding or (y) the proportionate voting power represented by the Shares beneficially owned by any person to 25% or more of the combined voting power of all then outstanding voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other Voting Securities (other than pursuant to a Share split, Share dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

For purposes of the foregoing definition, “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities, beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns equity possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in the chain; “Eligible Director” means members of the Board who are employees of the Company, its Subsidiaries or their Affiliates and who are not Non-Employee Directors; and “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan.

(B)                           Acceleration of the Exercise of Share Option and Lapse of Restrictions.  Notwithstanding any other provision contained in the Plan, in case Change of Control occurs, all outstanding Share Options shall become immediately and fully exercisable, whether or not  otherwise exercisable by their terms and any restrictions on Restricted Shares and Restricted Share Units shall lapse immediately; provided that the payment date of any Awards that are considered deferred compensation shall not be accelerated.

SECTION 9

EFFECT OF THE PLAN ON THE RIGHTS OF COMPANY AND SHAREHOLDERS

Nothing in the Plan, in any Share Option, Restricted Share or Restricted Share Unit granted under the Plan, or in any Share Option or other Award agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board to elect and remove Directors.

SECTION 10

AMENDMENT AND TERMINATION

The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding Share Options or Restricted Shares or Restricted Share Units granted under the Plan; and provided further that no amendment of the Plan shall (a) be made without shareholder approval if shareholder approval of the amendment is at the time required for Share Options, Restricted Shares or Restricted Share Units under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any stock exchange on which the Shares may then be listed, or otherwise amend the Plan in any manner that would cause Share Options, Restricted Shares or Restricted Share Units under the Plan not to qualify for the exemption provided by Rule 16b-3. No amendment or termination of the Plan shall, without the written consent of the holder of a

Share Option, Restricted Shares or Restricted Share Units theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any Share Option or other Award agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Share Options, Restricted Shares or Restricted Share Units granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Share Options, Restricted Shares or Restricted Share Units theretofore granted under the Plan notwithstanding any contrary provisions contained in any Share Option or other Award agreement. In the event of any such amendment to the Plan, the holder of any Share Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the Share Option agreement referred to in Section 4(G) within such reasonable time as the Committee shall specify in such request.

SECTION 11

EFFECTIVE DATE AND DURATION OF PLAN

The effective date (the “Effective Date”) of this Plan shall be September 18, 2008, subject to approval of the shareholders of W. P. Carey. No Awards may be granted under the Plan subsequent to September 17, 2018.

SECTION 12

GOVERNING LAW

This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York to the extent applicable, without regard to conflicts of laws principles.